Exhibit 23


                    CONSENT OF INDEPENDENT AUDITORS
                   --------------------------------


We consent to the incorporation by reference in this Registration Statement pertaining to the Housecall Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase
Plan, as amended and restated of our report dated September 8, 1997, with respect to the consolidated financial statements and schedule of Housecall Medical Resources, Inc. and its Subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 1997 filed with the Securities and Exchange Commission.



                           /s/ Ernst & Young LLP
                         ----------------------------------
                         Ernst & Young LLP

Atlanta, Georgia
November 11, 1997